Exhibit 10(b)(1)(n)

AMENDMENT NO. 1 TO THE SECOND AMENDED AND RESTATED SALE AND

SERVICING AGREEMENT

THIS AMENDMENT NO 1. TO THE SECOND AMENDED AND RESTATED SALE AND SERVICING AGREEMENT, dated as of December 30, 2008 (this “Amendment”), is entered into in connection with that certain Second Amended and Restated Sale and Servicing Agreement, dated as of April 18, 2008 (such agreement as amended, modified, supplemented, waived or restated from time to time, the “Agreement”), by and among NEWSTAR CP FUNDING LLC, a Delaware limited liability company, as the seller (together with its successors and assigns in such capacity, the “Seller”), NEWSTAR FINANCIAL, INC., a Delaware corporation (together with its successors and assigns, the “Company”), as the originator (together with its successors and assigns in such capacity, the “Originator”), and as the servicer (together with its successors and assigns in such capacity, the “Servicer”), WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association (together with its successors and assigns, “Wachovia”), as the Swingline Purchaser, each of the Institutional Purchasers, Conduit Purchasers and Purchaser Agents party thereto, WACHOVIA CAPITAL MARKETS, LLC, a Delaware limited liability company (together with its successors and assigns, “WCM”), as the administrative agent (together with its successors and assigns in such capacity, the “Administrative Agent”), and as the WBNA Agent (together with its successors and assigns in such capacity, the “WBNA Agent”), U.S. BANK NATIONAL ASSOCIATION, a national banking association (together with its successors and assigns, “US Bank”), not in its individual capacity but as the trustee (together with its successors and assigns in such capacity, the “Trustee”), and LYON FINANCIAL SERVICES, INC., a Minnesota corporation, doing business as U.S. Bank Portfolio Services, not in its individual capacity but as the backup servicer (together with its successors and assigns in such capacity, the “Backup Servicer”). Capitalized terms used and not otherwise defined herein are used as defined in the Agreement.

R E C I T A L S

WHEREAS, the parties hereto previously entered into the Agreement;

WHEREAS, the parties hereto desire to amend the Agreement in certain respects as provided herein;

NOW, THEREFORE, based upon the above Recitals, the mutual premises and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1. AMENDMENTS.

(a) The definition of “Concentration Limit” in Section 1.1 of the Agreement is hereby amended by:

(i) replacing the table in clause (n) with the following table:

Date	Limit
Prior to and including April 17, 2009	33.5%
After April 17, 2009	20%

(ii) deleting the last paragraph after the table in clause (n) in its entirety.

(b) The definition of “Facility Amount” in Section 1.1 of the Agreement is hereby amended by replacing “$400,000,000” with “$350,000,000”. This amendment is effective throughout the Agreement in any place the Facility Amount is noted.

(c) The definition of “Maximum Availability” in Section 1.1 of the Agreement is hereby deleted in its entirety and replaced with the following definition:

“Maximum Availability”: At any time, an amount equal to the least of (x) the sum of (i) the product of the Borrowing Base and the Weighted Average Advance Rate, plus (ii) the amount on deposit in the Principal Collections Account received in reduction of the Principal Balance of any Asset, (y) the Borrowing Base minus the Large Obligor Coverage Amount plus the amounts in the Principal Collections Account received in reduction of the Principal Balance of any Asset and (z) the sum of (i) the product of the Borrowing Base and 70%, plus (ii) the amount on deposit in the Principal Collections Account received in reduction of the Principal Balance of any Asset; provided that during the Amortization Period, the Maximum Availability shall be equal to the Advances Outstanding.

(d) Section 2.21 of the Agreement is hereby amended by:

(i) replacing clause (a)(ii) thereof with the following new clause (a)(ii):

“(ii) Except as permitted by Section 2.21(a)(iv), any Discretionary Sale shall be made by the Seller to an unaffiliated third party purchaser in a transaction (i) reflecting arms-length market terms and (ii) in which the Seller makes no representations, warranties or covenants and provides no indemnification for the benefit of any other party to the Discretionary Sale;”; and

(ii) inserting the following proviso immediately after clause (iv)(y) thereof:

“; provided that, notwithstanding clause (ii) of this Section 2.21(a), but subject to the Administrative Agent’s prior written consent, the Seller may make Discretionary Sales of Real Estate Loans to its Affiliates on arms-length market terms, and such Discretionary Sales shall not be subject to clause (y) above.”

(e) Appendix A of the Agreement is hereby amended by replacing clause (t)(22) thereof with the following:

“prior to any date when the sum of the Principal Balances of all Eligible Assets that are in the “Buildings and Real Estate” Moody’s Industry Classification Group is less than or equal to 20% of the Principal Collateral Value, Real Estate Loans shall be considered ineligible Loans and no additional Real Estate Loans shall be financed by the Purchasers unless each has otherwise consented in writing; provided that following any such date, additional Real Estate Loans added to the Collateral (a) shall be secured by Multifamily Property, Office Property, Retail Property or Industrial Property and (b) the proceeds of any Real Estate Loan shall not be used for land development or converting an existing property into condominiums, in each case unless otherwise approved in writing by the Purchasers; provided further that, for the avoidance of doubt and subject to the limitations set forth in clause (n) of the definition of “Concentration Limits”, nothing in this clause (t)(22) is intended to preclude Advances by the Purchasers in connection with the funding by the Seller of one or more installments on Delayed Draw Term Loans in the Collateral which are Real Estate Loans;”

SECTION 2. AMENDMENT AND WAIVER RELATING TO ST SQUARE LLC

The parties hereto acknowledge and agree that the amendment and waiver set forth in that certain Amendment No. 7 and Waiver to the Amended and Restated Sale and Servicing Agreement, dated as of April 5, 2006, by and among the Seller and the other parties thereto, is operative and continues in full force and effect with respect to the Agreement.

SECTION 3. AGREEMENT IN FULL FORCE AND EFFECT AS AMENDED.

Except as specifically amended hereby, the Agreement shall remain in full force and effect. All references to the Agreement shall be deemed to mean the Agreement as modified hereby. This Amendment shall not constitute a novation of the Agreement, but shall constitute an amendment thereof. The parties hereto agree to be bound by the terms and conditions of the Agreement, as amended by this Amendment, as though such terms and conditions were set forth therein.

SECTION 4. REPRESENTATIONS AND WARRANTIES.

Each of the Originator, the Seller and the Servicer represents and warrants with respect to itself as of the date of this Amendment as follows:

(a) it is duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization;

(b) the execution, delivery and performance by it of this Amendment are within its powers, have been duly authorized, and do not contravene (A) its charter, by-laws, or other organizational documents, or (B) any Applicable Law;

(c) no consent, license, permit, approval or authorization of, or registration, filing or declaration with any governmental authority, is required in connection with the execution, delivery, performance, validity or enforceability of this Amendment by or against it;

(d) this Amendment has been duly executed and delivered by it;

(e) this Amendment constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity;

(f) it is not in default under the Agreement; and

(g) there is no Termination Event, Unmatured Termination Event, or Servicer Default.

SECTION 5. CONDITIONS PRECEDENT.

This Amendment shall become effective on the date on which each party hereto has delivered a duly executed signature page hereto to the Administrative Agent (or other evidence of execution, including facsimile signatures, satisfactory to the Administrative Agent).

SECTION 6. MISCELLANEOUS.

(a) This Amendment may be executed in any number of counterparts, and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument but all of which together shall constitute one and the same agreement.

(b) The descriptive headings of the various sections of this Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

(c) This Amendment may not be amended or otherwise modified except as provided in the Agreement.

(d) The failure or unenforceability of any provision hereof shall not affect the other provisions of this Amendment.

(e) Whenever the context and construction so require, all words used in the singular number herein shall be deemed to have been used in the plural, and vice versa, and the masculine gender shall include the feminine and neuter and the neuter shall include the masculine and feminine.

(f) This Amendment represents the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements between the parties. There are no unwritten oral agreements between the parties.

(g) THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

THE SELLER:	NEWSTAR CP FUNDING LLC

	By:	NewStar Financial, Inc.,
its Designated Manager

	By:	/s/ JOHN J. FRISHKOPF
	Name:	John J. Frishkopf
	Title:	Treasurer

THE ORIGINATOR AND SERVICER:	NEWSTAR FINANCIAL, INC.

	By:	/s/ JOHN J. FRISHKOPF
	Name:	John J. Frishkopf
	Title:	Treasurer

Amendment No.1 to Second Amended and Restated

Sale and Servicing Agreement

THE ADMINISTRATIVE AGENT AND THE WBNA AGENT:	WACHOVIA CAPITAL MARKETS, LLC

	By:	/s/ KEVIN SUNDAY
	Name:	Kevin Sunday
	Title:	Vice President

WBNA:	WACHOVIA BANK, NATIONAL ASSOCIATION

	By:	/s/ MARY KATHERINE DUBOSE
	Name:	Mary Katherine DuBose
	Title:	Managing Director

THE SWINGLINE PURCHASER:	WACHOVIA BANK, NATIONAL ASSOCIATION

	By:	/s/ MARY KATHERINE DUBOSE
	Name:	Mary Katherine DuBose
	Title:	Managing Director

Amendment No.1 to Second Amended and Restated

Sale and Servicing Agreement

THE TRUSTEE:	U.S. BANK NATIONAL ASSOCIATION,
not in its individual capacity but solely as Trustee

	By:	/s/ KYLE HARCOURT
	Name:	Kyle Harcourt
	Title:	Vice President

THE BACKUP SERVICER:	LYON FINANCIAL SERVICES, INC.,
d/b/a U.S. Bank Portfolio Services not in its individual capacity but solely as Backup Servicer

	By:	/s/ JOSEPH ANDRIES
	Name:	Joseph Andries
	Title:	Senior Vice President

Amendment No.1 to Second Amended and Restated

Sale and Servicing Agreement